SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CARTER WALLACE INC

                    GAMCO INVESTORS, INC.
                                 8/28/01              500            20.0000
                                 8/28/01              336-           20.0800
                                 8/27/01            9,610            20.2300
                                 8/27/01            2,000            20.2200
                                 8/24/01            7,800            20.2133
                                 8/24/01            4,500            20.2200
                                 8/23/01           25,000            20.1500
					   8/22/01           20,000            20.1483
					   8/22/01           59,000            20.1483
                    GABELLI ASSOCIATES LTD
                                 8/28/01            2,000            19.9990
                                 8/28/01            4,000            19.9750
                                 8/23/01           15,000            20.1204
			GABELLI ASSOCIATES FUND
					   8/28/01            5,000            20.1600






          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.